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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the amendment to the Form 10-KSB/A annual report of our report dated December 3, 1997, relating to the financial statements of EMB Corporation and subsidiary (formerly called Pacific International, Inc.), which is contained therein and to use of our name therein.


San Diego, California               HARLAN & BOETTGER
January 26, 1998